EXHIBIT B


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HERCULES INCORPORATED

Presentation to the Board of Directors

December 12, 2001

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AGENDA

Introduction

Current conditions in the debt capital markets

Recent performance of Hercules' debt vs. comparables

Refinancing strategies

Positioning

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INTRODUCTION

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INTRODUCTION

o Absent a substantial asset sale, Hercules must execute a refinancing by the end of 2002

o Debt markets have been volatile, with notable improvement since 2Q01 (despite market weakness after 09/11)

o Hercules' debt has responded particularly well since the Company gave guidance around improving performance in 2002

      -     lenders focused on merits of credit as opposed to "asset sale story"

o Original bank lenders fatigued in absence of strong bank group leadership and protracted under-performance relative to plan

      -     loan classified as "Substandard" by SNC

o Today, Hercules has full access to the capital markets to pursue a complete or partial refinancing

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SCHEDULED MATURITIES AND AMORTIZATION

Hercules currently faces substantial refinancing risk in 2003, which should be addressed in any partial refinancing

  [The following table was depicted as a bar chart in the printed materials.]

                                   [BAR CHART]

                                YEARLY MATURITIES
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($ in millions)

        2001     2002      2003     2004     2005      2006    2007     2008

       $53.1    $234.2    $909.0    $3.8    $356.8    $58.0   $400.0    $0.0

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CURRENT CONDITIONS IN THE DEBT CAPITAL MARKETS

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CURRENT SENIOR DEBT MARKET CONDITIONS

o     Substantial liquidity currently in the institutional loan market

      -     investors flush with uninvested cash / new issue volume off sharply

      -     secondary market levels up over 200 bps over the past 6 weeks

o     Traditional bank loan market continues to shrink and remains weak

o     Current credit problems tempering investors' appetite for new issues

o     Flight to quality: investors favoring larger, higher-rated issuers

o     Refocus on asset values to complement cash flows

o     6-month LIBOR of 1.98% represents lowest benchmark level in over 40 years

o     Credit spreads, while currently higher than 1H01, are still attractive

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                AVERAGE BB/BB- BANK DEBT RATING NEW ISSUE SPREAD

                                                             MONTH       MONTH
                                                             ENDED       ENDED
                                        2Q01       3Q01     11/08/01    12/06/01

Pro rata spread                       L+278.0    L+277.0    L+341.7     L+333.3

Weighted avg. institutional spread    L+318.0    L+329.0    L+416.7     L+354.2

Pro forma debt/EBITDA                  4.0x        3.8x       3.3x        3.5x

Pro forma senior debt/EBITDA           2.5x        3.4x       2.5x        2.3x

                       HERCULES' CURRENT CREDIT STATISTICS

                                                       2001E      2002E

               Sr. Secured Debt/EBITDA                 4.0x       3.0x

               Total Debt/EBITDA                       4.9x       3.7x

               Total Financings/EBITDA                 6.3x       4.7x

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BOND MARKET CONDITIONS

o     Substantial liquidity in the market

o     Current trading levels price in a very robust economic recovery

o     Primary use of proceeds has been for bank debt refinancing

o     BB rated, industrial issuers are in the sweetspot of the current market

o     Significant volatility in 2001

      - despite market weakness post September 11th, today's market is as strong as ever

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              RECENT PERFORMANCE OF HERCULES' DEBT VS. COMPARABLES

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HERCULES' DEBT TRADING PERFORMANCE
11 1/8% SR. UNSECURED NOTES

    HERCULES 11 1/8% SPREAD-TO-WORST          HERCULES 11 1/8% DOLLAR PRICE
    --------------------------------          -----------------------------

    Graph omitted reflecting                  Graph omitted reflecting
    Hercules 11 1/8% Sr. Unsecured            Hercules 11 1/8% Sr. Unsecured
    Notes spread-to-worst range of            Notes dollar price range of
    approximately 550 bps to 850 bps          approximately 92 to 104 per
    for dates from 11/23/00 to 12/05/01.      $100 face value for dates from
                                              11/23/00 to 12/05/01.



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HERCULES' DEBT TRADING PERFORMANCE (continued)
TERM LOAN D

                    HERCULES TERM LOAN D TRADING PERFORMANCE
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                     Graph omitted reflecting
                     Bid Level with range of approximately
                     92 to 100 per $100 face value
                     between 03/26/01 to 11/30/01 for
                     Hercules Term Loan D.


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HERCULES' RELATIVE SPREADS
CURRENT VS AT ISSUE

          RELATIVE VALUE: INSTITUTIONAL TERM LOAN VS SR. UNSECURED DEBT
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  [The following table was depicted as a bar chart in the printed materials.]

               [BAR CHART]                              [BAR CHART]

           AT ISSUE (11/09/00)                             CURRENT (12/07/01)

Bond              529                        Bond                  550
Term loan         333                        Term loan             383

                  AT ISSUE                                   CURRENT
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           PRICE     ABSOLUTE YIELDS                   PRICE     ABSOLUTE YIELDS

Bonds     100.00        11.125%             Bonds     104.00        10.21%

Bank       99.75        10.02%              Bank       98.25         5.81%

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REFINANCING STRATEGIES

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TRANSACTION SUMMARY
SCENARIO I -- PARTIAL REFINANCING - BALANCE SHEET AS OF 09/30/01


              SOURCES                                     USES
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($ in millions)

Term Loan E                 $500.0       Revolver(1)                  $227.0

Senior Unsecured Notes       350.0       Term Loan A                   543.0

                                         ESOP                           60.0

                                         Fees                           20.0

----------------------------------       ---------------------------------------
TOTAL SOURCES               $850.0       TOTAL USES                   $850.0
----------------------------------       ---------------------------------------
                                         (1) Commitment reduced to $800 million.

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LIQUIDITY ANALYSIS
SCENARIO I

Even after making the 2002 tax payment, the revolving credit facility provides roughly $300 million of liquidity

($ in millions)

Revolver (09/30/01)                                                         $517

Letter of credit                                                             100

TOTAL USAGE                                                                 $617

Taxes due in 2002                                                            120

PROJECTED USAGE                                                             $737

Refinancing payment                                                          227

PRO FORMA USAGE                                                             $510

Total availability                                                           800

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AVAILABLE LIQUIDITY                                                         $290
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2003 REFINANCING RISK

Refinancing will smooth maturities while limiting refinancing risk to the Revolving Credit Facility and Notes due in 2003

  [The following tables were depicted as bar charts in the printed materials.]

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                             SCHEDULED MATURITIES -
                                 PRE REFINANCING
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($ in millions)

      2001     2002     2003     2004     2005     2006     2007     2008

     $53.1    $234.2   $909.0    $3.8    $356.8   $58.0    $400.0    $0.0

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                             SCHEDULED MATURITIES -
                                POST REFINANCING
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($ in millions)

  2001     2002     2003     2004     2005     2006     2007     2008     2009

  $0.0     $3.8    $418.8    $3.8    $356.8    $58.0   $400.0   $500.0   $389.0

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PROJECTED CREDIT STATISTICS AND PROPOSED COVENANT
LEVELS

Immediately following a transaction, covenants would be set at 5.5x, stepping down to a level between 5.00x and 5.25x after a year

  ($ in millions)                                                  FYE 2002

SUMMARY PRO FORMA CREDIT STATISTICS

  Sr. Secured debt / EBITDA                                          2.53x

  Total debt / EBITDA                                                3.93x

  Total financings / EBITDA                                          4.82x

PROPOSED COVENANT LEVELS

  EBITDA                                                             $599

  Total debt                                                        $2,357

  Total debt / EBITDA                                                3.93x

  Proposed test                                                      5.00x

    EBITDA cushion                                                    115

    MINIMUM EBITDA FOR COMPLIANCE                                     485

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TRANSACTION SUMMARY
SCENARIO II - COMPREHENSIVE REFINANCING

We believe that the Company could also embark upon a comprehensive refinancing

               SOURCES                                      USES
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($ in millions)                             ($ in millions)

$300 million Revolver             $0        Revolver                        $517

Additional Term Loans            913        Term Loan A                      543

Senior Unsecured Notes           400        ESOP                             103

                                            Tax payment                      120

                                            Fees and expenses                 30

------------------------------------        ------------------------------------
TOTAL SOURCES                 $1,313        TOTAL USES                    $1,313
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POSITIONING

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POSITIONING

o     Diverse business

      -     products

      -     end markets

      -     geography

o     Strong market positions

o     Limited downside/significant upside

o     Defined cost cutting plan

o     Well respected CEO with proven track record

o     Diminimis refinancing risk

o     Stable earnings performance in challenging environment

o     Scale

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